UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 22, 2009

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 600-0711

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Common Stock Underwriting Agreement

On October 22, 2009, GMX Resources Inc. (the “Company” or “we”) entered into an Underwriting Agreement (the “Common Stock Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the underwriters named therein (the “Common Stock Underwriters”), pursuant to which the Company agreed to sell 6,950,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $15.00 per share, in a firm commitment underwritten offering pursuant to an effective Registration Statement on Form S-3, as amended (Registration No. 333-150368) (the “Registration Statement”), as amended and supplemented by a prospectus supplement dated October 22, 2009 (the “Common Stock Offering”). The prospectus supplement and accompanying prospectus have been filed with the Securities and Exchange Commission (“SEC”).

The Common Stock Underwriting Agreement also provides for a 30-day option for the Common Stock Underwriters to purchase up to 1,042,500 shares of Common Stock, solely to cover over-allotments.

The sale of 6,950,000 shares of Common Stock to the Common Stock Underwriters pursuant to the Common Stock Underwriting Agreement was consummated on October 28, 2009. Net proceeds to the Company were approximately $98.8 million, after deducting the Common Stock Underwriters’ discounts and commissions and estimated offering expenses.

A copy of the Common Stock Underwriting Agreement is filed as Exhibit 1.1 to this Report, and this description of the terms of the Common Stock Underwriting Agreement is qualified in its entirety by reference to such exhibit. This Report also incorporates by reference the Common Stock Underwriting Agreement into the Registration Statement.

Convertible Notes Underwriting Agreement

On October 22, 2009, the Company entered into an Underwriting Agreement (the “Notes Underwriting Agreement,” and together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) with Credit Suisse Securities (USA) LLC, as representative of the underwriters named therein (the “Notes Underwriters,” and together with the Common Stock Underwriters, the “Underwriters”), pursuant to which the Company agreed to sell $75,000,000 aggregate principal amount of its 4.50% Convertible Senior Notes due 2015 (the “Notes”) in a firm commitment underwritten offering pursuant to the Registration Statement, as amended and supplemented by a prospectus supplement dated October 22, 2009 (the “Notes Offering,” and together with the Common Stock Offering, the “Offerings”). The prospectus supplement and accompanying prospectus have been filed with the SEC.

The Notes Underwriting Agreement also provides for a 30-day option for the Notes Underwriters to purchase up to $11,250,000 aggregate principal amount of Notes solely to cover over-allotments. The Notes Underwriters notified the Company of their election to exercise this over-allotment option on October 23, 2009.

The sale of $86,250,000 aggregate principal amount of Notes to the Notes Underwriters pursuant to the Notes Underwriting Agreement was consummated on October 28, 2009. Net proceeds to the Company were approximately $82.6 million, after deducting the Notes Underwriters’ discounts and commissions and estimated offering expenses.

A copy of the Notes Underwriting Agreement is filed as Exhibit 1.2 to this Report, and this description of the terms of the Notes Underwriting Agreement is qualified in its entirety by reference to such exhibit. This Report also incorporates by reference the Notes Underwriting Agreement into the Registration Statement.

The Notes are governed by a base indenture (the “Base Indenture”) as supplemented by a supplemental indenture (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), each dated as of October 28, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Base Indenture and the Supplemental Indenture are respectively filed as Exhibits 4.1 and 4.2 to this Report, and the following description of the terms of the Notes is qualified in its entirety by reference to such exhibits. This report also incorporates by reference the Indenture into the Registration Statement.

The Notes bear interest at a rate of 4.50% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning May 1, 2010. The Notes mature on May 1, 2015, unless earlier converted, redeemed or repurchased by us.

Holders may convert their Notes at their option prior to the close of business on the business day immediately preceding February 1, 2015, only under the following circumstances:

•

during any fiscal quarter commencing after January 1, 2010, if the last reported sale price of our common stock for at least 20 trading days during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each such trading day;

•

during the five business-day period after any five consecutive trading-day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day;

•

upon the occurrence of a corporate event pursuant to which: (1) we issue rights to all or substantially all of the holders of our common stock entitling them to purchase, for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase, shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance; (2) we distribute to all or substantially all of the holders of our common stock our assets, debt securities or rights to purchase our securities, if the distribution has a per share value in excess of 10% of the last reported sale price for our common stock on the trading day immediately preceding the date of announcement of such distribution; or (3) we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets, pursuant to which our common stock would be converted into cash, securities or other assets;

•

if: (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act acquires more than 50% of our outstanding voting stock, (2) we consummate a recapitalization, reclassification or change of our common stock as a result of which our common stock would be converted into or exchanged for stock, other securities, other property or assets, less than 90% of which received by our common shareholders consists of publicly traded securities, (3) we consummate a share exchange, consolidation or merger pursuant to which our common stock will be converted into cash, securities or other property, (4) we consummate any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our and our subsidiaries’ consolidated assets to any person other than one of our subsidiaries, (5) continuing directors cease to constitute at least a majority of our board of directors, (6) our shareholders approve any plan or proposal for our liquidation or dissolution, or (7) our common stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market; or

•

if we call the Notes for redemption, at any time prior to the close of business on the business day prior to the redemption date (any of the events described in the fourth and fifth bullets above, a “make-whole fundamental change”).

On and after February 1, 2015, until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election.

The conversion rate is initially 53.3333 shares of our common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $18.75 per share of our common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for accrued and unpaid interest. In addition, following any make-whole fundamental change that occurs prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its Notes in connection with such a make-whole fundamental change in certain circumstances. The increase in the conversion rate is determined based on a formula that takes into consideration our stock price at the time of the make-whole fundamental change (ranging from $15.00 to $100.00 per share) and the remaining time to maturity of the Notes. The increase in the conversion rate declines from a high of 25.0% to 0.0% as the stock price at the time of the make-whole fundamental change increases from $15.00 and the remaining time to maturity of the Notes decreases.

On or after November 1, 2012, and prior to the maturity date, we may redeem for cash all, but not less than all, of the Notes if the last reported sales price of our common stock equals or exceeds 130% of the conversion price then in effect for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest, including any additional interest, to, but excluding, the redemption date. To the extent a holder converts its Notes in connection with our redemption notice, we will increase the conversion rate as described in the preceding paragraph.

If we undergo a fundamental change, holders may require us to repurchase the Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest, including additional interest, to, but excluding, the fundamental change repurchase date.

The Notes are senior, unsecured obligations of the Company and rank equally in right of payment with our senior unsecured debt and our existing 5.00% convertible senior notes due 2013, and are senior in right of payment to our debt that is expressly subordinated to the Notes, if any. The Notes are structurally subordinated to all debt and other liabilities and commitments of our subsidiaries, including our subsidiaries’ guarantees of our indebtedness under our revolving bank credit facility, and are effectively junior to our secured debt to the extent of the assets securing such debt.

In connection with the issuance of our 5.00% senior convertible notes due 2013, we entered into a share lending agreement with an affiliate of Jefferies & Company, Inc, one of the Underwriters. Pursuant to this agreement, a total of 3,140,000 shares of our common stock is loaned to such affiliate as of the date hereof. For more information regarding this arrangement, please see our report on Form 8-K filed with the SEC on February 15, 2008.

Capital One, National Association, an affiliate of Capital One Southcoast, Inc., one of the Underwriters, acts as administrative agent, arranger, bookrunner and lender under the Company’s revolving bank credit facility, and has received a portion of the proceeds from the Offerings as a result of the Company’s repayment of the outstanding indebtedness under the Company’s revolving bank credit facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 28, 2009, the Company issued $75 million aggregate principal amount of the Notes. The Company offered and sold the Notes pursuant to a firm commitment underwritten public offering pursuant to the Notes Underwriting Agreement.

Additional terms and conditions are contained in Item 1.01 above and are incorporated into this Item 2.03 by this reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 23, 2009, the Company notified The Prudential Insurance Company of America (“Prudential”), the sole holder of the Company’s $30 million aggregate principal amount of senior secured notes, of its intent to prepay all of such senior secured notes with a portion of the proceeds of the Offerings in the manner required by paragraph 4C of that certain Note Purchase Agreement dated July 31, 2007, between the Company and Prudential, as amended (as so amended, the “Note Purchase Agreement”). As a result of this irrevocable notice to Prudential, the Company’s $30 million aggregate principal amount of senior secured notes outstanding under the Note Purchase Agreement became due and payable no later than 12:00 noon New York City time on October 29, 2009 (the “Prepayment Date”), rather than the original scheduled maturity date of July 31, 2012. In addition to the $30 million aggregate principal amount due and payable on the Prepayment Date, the Company will also owe accrued and unpaid interest of approximately $556,000 and a prepayment penalty of approximately $4.62 million on the Prepayment Date.

Item 8.01.	Other Events.

This Report is being filed to incorporate by reference exhibits into the Registration Statement in connection with the Company’s issuance of shares of Common Stock pursuant to the Common Stock Underwriting Agreement and the Company’s issuance of Notes pursuant to the Notes Underwriting Agreement, in each case as described above under Item 1.01. For additional information about the Common Stock, the Notes and the Offerings, see the prospectus supplements, each dated October 22, 2009, as filed with the SEC pursuant to Rule 424(b)(2) on October 26, 2009.

Item 9.01.	Financial Statements and Exhibits.

See the Index to Exhibits for information regarding the exhibits filed as a part of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

By:	/S/ JAMES A. MERRILL
James A. Merrill, Chief Financial Officer

Date: October 28, 2009

INDEX TO EXHIBITS

1.1	Underwriting Agreement dated October 22, 2009, between GMX Resources Inc. and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

1.2	Underwriting Agreement dated October 22, 2009, between GMX Resources Inc. and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

4.1	Indenture dated October 28, 2009, between GMX Resources Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Supplemental Indenture dated October 28, 2009, between GMX Resources Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Crowe & Dunlevy, A Professional Corporation, dated October 28, 2009.

5.2	Opinion of Davis Polk & Wardwell LLP dated October 28, 2009.

23.1	Consent of Crowe & Dunlevy, A Professional Corporation, dated October 28, 2009 (included in Exhibit 5.1 hereof).

23.2	Consent of Davis Polk & Wardwell LLP dated October 28, 2009 (included in Exhibit 5.2 hereof).